As filed with the Securities and Exchange Commission on July 30, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNUTRA INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware	2023	13-4306188
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2275 Research Blvd., Suite 500
Rockville, Maryland 20850
301-840-3888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Liang Zhang
Chief Executive Officer
2275 Research Blvd., Suite 500
Rockville, Maryland 20850
301-840-3888

With copies to:

David J. Johnson Jr., Esq. Howard Zhang, Esq. O’Melveny & Myers LLP 31st Floor, China World Tower One No. 1 Jianguomenwai Avenue Beijing 100004, China 8610-6535-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,200,000 shares	$22.43	$94,206,000	$2,892

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on a per share price of $22.43, the average of the high and low reported sale prices of the Registrant’s common stock on the Nasdaq Global Market on July 25 , 2007.

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of Common Stock to be offered or issued as a result of future stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2007

Synutra International, Inc.

Common Stock

This prospectus relates to the offers and sales from time to time of up to 4,200,000 shares of our common stock (including up to 200,000 shares issuable by us upon exercise of warrants) by the selling stockholders listed on page 3. The warrants and the shares were acquired directly from us in two private placements in April and June 2007, respectively, that were both exempt from the registration requirements of the U.S. federal securities laws.

The shares covered by this prospectus may be sold at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

We will provide the specific terms of these offers and sales by the selling stockholders in supplements to this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement. You should read this prospectus and any supplements carefully before you invest. The selling stockholders may offer common stock directly to investors or through agents, underwriters, or dealers. If any agents, underwriters, or dealers are involved in the sale of any of our common stock, their name and any applicable purchase price, fee, commission or discount arrangement will be set forth in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “SYUT.” On July 25, 2007, the last reported sale price of our common stock was $22.47 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2007

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. This document may only be used where it is legal to sell these securities.

The distribution of this prospectus in some jurisdictions may be restricted by law. Persons who receive this prospectus should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale by the selling stockholders of our common stock. In this prospectus, unless the context requires otherwise, the words “Synutra,” “we,” “us,” “our,” “our company” and “the company” refer to Synutra International, Inc. and its consolidated subsidiaries, including its PRC operating companies, but not the selling stockholders. Unless otherwise specified, references to “China”, “Chinese” or “PRC” refer to the People’s Republic of China and do not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan.

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Prospectus Summary

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell, from time to time, shares of our common stock, in one or more offerings and at prices and on terms that it determines at the time of the offering. This prospectus provides you with a general description of the common stock that is offered or may be offered in the future. Each time the selling stockholders offer any of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Synutra International, Inc.

We are a leading manufacturer of dairy-based nutritional products in China. We also produce and sell retail packaged rice cereals, which extend our dairy-based nutritional product lines. We operate through eight wholly-owned subsidiary companies in China, each engaged in different stages of the production, marketing, packaging and development of our products in China. All of our product formulations have been developed internally and are proprietary. Our pediatric nutritional product lines, including infant formulas as well as rice cereal products, cover the full range of pricing tiers in the China marketplace and generate a substantial portion of our revenue. We leverage our existing sales and marketing channels for our infant formula, brand recognition and expertise in our infant formula business to grow sales and increase the number of product lines in the adult nutrition business. Our adult milk powder products have grown in proportion to the dairy-based pediatric product growth during our last fiscal year ended March 31, 2007.

Our company is a Delaware corporation formed in 2005. We are a holding company with no significant operations other than our 100% direct or indirect ownership of our operating subsidiaries in China. Our principal executive offices are located at 2275 Research Blvd., Suite 500, Rockville, Maryland 20850, and our telephone number is (301) 840-3888. Our Internet website address is www.synutra.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Offering

Common stock offered by the selling stockholders	Up to 4,200,000 shares(1)
Common stock to be outstanding after the offering (assuming exercise of all warrants for which shares are being registered in this prospectus but no other outstanding options, warrants or convertible securities)
54,200,713 shares(2)

(1) Consists of 4,000,000 shares of common stock and 200,000 shares of common stock issuable upon the exercise of warrants.

(2) Based on a total of 54,000,713 shares actually outstanding as of July 25, 2007.

Forward-Looking Statements and Certain Considerations

This prospectus along with other documents that are publicly disseminated by us contain or might contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements included in this prospectus and in any subsequent filings made by us with the SEC, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future, are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, earnings, capital structure and other financial items, (ii) statements of our plans and objectives, (iii) statements of expected future economic performance, and (iv) assumptions underlying statements regarding us or our business. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “believe,” “expect,” “estimate,” “may,” “will,” “should,” “could,” “seek,” “plan,” “intend,” “anticipate” or “scheduled to” or the negatives of those terms, or other variations of those terms or comparable language, or by discussions of strategy or other intentions.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to be materially different from the forward-looking statements include the risks and other factors discussed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, which is incorporated herein by reference. Some of these factors include:

• general economic conditions;

• our expectations regarding the market for dairy based nutritional products;

• adverse medical research relating to milk and demand for milk that could decrease the demand for our products;

• potential risk of product liability associated with our food products;

• our expectations regarding the continued growth of dairy-based nutritional products;

• our beliefs regarding the competitiveness of our dairy-based nutritional products;

• our expectations with respect to advancements in our technologies;

• our expectations regarding the expansion of our manufacturing capacity;

• our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

• our future business development, results of operations and financial condition; and

• competition from other manufacturers of dairy-based nutritional products.

• loss of qualified personnel, which could limit our growth and negatively affect our operations;

• changes in business relationships with our major customers;

• changes in senior management;

• our ability to successfully integrate acquired businesses;

• changes in shipping costs and the dependability of our common carriers that are beyond our control;

• our ability to achieve anticipated operating results in fiscal year 2008; and

• other risks and uncertainties that are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and elsewhere from time to time in our filings with the SEC.

In addition, there may be other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements.

All forward-looking statements contained in this prospectus are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Use of Proceeds

The proceeds from the sale of the shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Because we did not issue the warrants for cash, we have not received any direct proceeds from the warrant offering. If the warrants are exercised for cash pursuant to the current exercise price of $8.89 per share, we would receive aggregate proceeds, before expenses, of approximately $1.78 million. If the warrants are exercised pursuant to the net exercise feature, we would not expect to receive any cash pursuant to such exercise.

We intend to use any proceeds from the exercise of the warrants for general corporate purposes, which may include reduction of debt.

Selling Stockholders

The shares of common stock or interests therein offered pursuant to this prospectus have been issued to, or are issuable upon the exercise of warrants by, the selling stockholders, identified below. We issued the shares and warrants to the selling stockholders in two private placements exempt from the registration requirements of the Securities Act. Each of the selling stockholders purchased the shares or received the warrants in the ordinary course of business and, at the time of the purchase of the shares or receipt of the warrants, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

The actual number of shares of common stock covered by this prospectus, and included in the registration statement of which this prospectus is a part, includes additional shares of common stock that may be issued as a result of stock splits, stock dividends, or similar transactions.

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock of the selling stockholders as of July 25, 2007 and the number of shares which may be offered pursuant to this prospectus for the account of each of the selling stockholders from time to time. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares, as well as any shares as to which such selling stockholder has the right to acquire beneficial interest within 60 days after July 30, 2007, through the exercise or conversion of any stock option, warrant, or other right. To the best of our knowledge, none of the selling stockholders has had any position, office or other material relationship with us or any of our affiliates.

	Shares Owned prior to Offering under this Prospectus (1)			Shares Owned after Offering under this Prospectus (1)(2)
Selling Stockholder	Number	Percentage	Maximum Number of Shares Offered under Prospectus	Number	Percentage
Warburg Pincus Private Equity IX, L.P. (3)	4,000,000	7.4%	4,000,000	--	--
ABN AMRO Bank N.V. (4)	200,000 (5)	*	200,000	--	--

* Less than one percent (1%).

(1) Based upon a total of 54,000,713 shares actually outstanding as of July 25, 2007.

(2) Assumes that each selling stockholder will sell all of the shares of common stock offered pursuant to this prospectus, but not any other shares of common stock beneficially owned by that selling stockholder, if any.

(3) According to a Schedule 13D filed by Warburg Pincus Private Equity IX, L.P. (“WP IX”) with the SEC on June 20, 2007, Warburg Pincus IX LLC (“WP IX LLC”) is the sole general partner of WP IX. Warburg Pincus Partners LLC (“WP Partners”) is the sole managing member of WP IX LLC, and Warburg Pincus & Co. (“WP”) is the sole managing member of WP Partners. Charles R. Kaye and Joseph P. Landy are general partners of WP and managing members and co-presidents of Warburg Pincus LLC (“WP LLC”), which manages WP IX. WP, WP Partners, WP IX LLC, WP IX and WP LLC are collectively referred to as the “Warburg Pincus Entities.” Messrs. Kaye and Landy may be deemed to indirectly beneficially own the shares held by WP IX because of their affiliation with the Warburg Pincus Entities. Messrs. Kaye and Landy disclaim beneficial ownership of the shares held by WP IX except to the extent of their pecuniary interest therein. The address of the Warburg Pincus Entities is 466 Lexington Avenue, New York, New York, 10017.

(4) On April 19, 2007, ABN AMRO Bank N.V., Synutra International, Inc., Liang Zhang and Xiuqing Meng entered into a Loan Agreement (the “Loan Agreement”) pursuant to which ABN AMRO Bank N.V. made loans to Synutra International, Inc. in an aggregate principal amount of $35,000,000. The principal amount, and any unpaid accrued interest thereon, is due on October 19, 2007. In connection with the Loan Agreement, on April 19, 2007, Synutra International, Inc. issued 200,000 warrants to ABN AMRO Bank N.V. and ABN AMRO Bank N.V. is entitled to receive an additional 200,000 warrants upon the earlier of (i) the completion of a private placement of debt or a loan to Synutra International, Inc. in an amount sufficient to repay any loans outstanding under the Loan Agreement and (ii) October 19, 2007.

(5) Maximum number of shares to be issued and delivered to ABN AMRO Bank N.V. upon exercise by ABN AMRO Bank N.V. of all of the 200,000 warrants held by ABN AMRO Bank N.V. as of July 25, 2007.

Plan of Distribution

The selling stockholders currently intend to offer and sell pursuant to one or more prospectus supplements, from time to time, the shares of our common stock offered by this prospectus, in one or more underwritten or other public offerings and at prices and on terms that will be determined at the time of the offering. Each of the selling stockholders initially acquired its shares of our common stock or warrants to acquire shares of our common stock in a private placement transaction completed prior to the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares, as well as certain reasonable fees and expenses of counsel for the selling stockholders. In addition, we have agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of the shares of common stock offered hereby. The selling stockholders will pay for all selling discounts and commissions, if any, on the shares of stock offered by them.

However, the selling stockholders may also offer and sell our common stock, as applicable:

• through agents or underwriters;

• through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

• through a combination of any of these methods of sale.

The distribution of our common stock may be effected from time to time in one or more transactions either:

• at a fixed price or prices, which may be changed;

• at market prices prevailing at the time of sale;

• at prices relating to the prevailing market prices; or

• at negotiated prices.

Offers to purchase our common stock may be solicited by agents designated by the selling stockholders from time to time. Any agent involved in the offer or sale of our common stock will be named, and any commissions payable by the selling stockholders to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

The selling stockholders may transfer their shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144.

If the selling stockholders offer and sell our common stock through an underwriter or underwriters, we and/or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make resales of our common stock. If underwriters are used in the sale of any of our common stock in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and the selling stockholders at the time of sale. Our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our common stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our common stock the underwriters will be obligated to purchase all such securities if any are purchased.

If any underwriters are involved in the offer and sale of our common stock, they will be permitted to engage in transactions that maintain or otherwise affect the price of the common stock or other securities of ours. These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares of common stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing common stock in the open market. In general, purchases of common stock to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase common stock on the open market to reduce their short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such common stock as part of the offering.

If the selling stockholders offer and sell our common stock through a dealer, the selling stockholders or an underwriter will sell our common stock to the dealer, as principal. The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our common stock so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The selling stockholders may solicit offers to purchase our common stock directly and the selling stockholders may sell our common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The selling stockholders may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

Some of the agents, underwriters or dealers or their affiliates may be customers of, engage in transactions with or perform services for us, the selling stockholders or any of our or their affiliates in the ordinary course of business.

The selling stockholders may authorize their agents or underwriters to solicit offers to purchase our common stock at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our common stock sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of our common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

From time to time, the selling stockholders may pledge or grant a security interest in some or all of our shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholders also may transfer and donate our common stock owned by them in other circumstances. The number of shares of our common stock beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares of our common stock or default in performing obligations secured by their shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by O’Melveny & Myers LLP. The selling stockholders are being, and will be, advised about other issues relating to the common stock by their own legal counsel.

Experts

The consolidated financial statements as of March 31, 2006 and 2007 and for each of the three years in the period ended March 31, 2007, incorporated by reference into this prospectus, have been so incorporated in reliance on the report of Rotenberg & Co., LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed a Registration Statement on Form S-3 with the SEC regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. We file annual, quarterly and current reports, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov. Certain information about our company may also be obtained from our website at www.synutra.com. Information contained on our website or any other website does not constitute a part of this prospectus.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

2275 Research Blvd., Suite 500
Rockville, Maryland 20850
301-840-3888

Incorporation by Reference

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

• Our Annual Report on Form 10-K for the fiscal year ended March 31, 2007;

• Our Current Reports on Form 8-K filed April 24, 2007, May 29, 2007 and June 19, 2007;

• Our Amended Current Report on Form 8-K/A filed June 1, 2007; and

• The description of our common stock contained in the Registration Statement on Form 10-SB filed June 15, 2004, including any amendments or reports filed for the purposes of updating such description.

All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offerings being made by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

2275 Research Blvd., Suite 500
Rockville, Maryland 20850
301-840-3888

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by Synutra International, Inc. in connection with the issuance and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration fee	$2,892
Printing expenses	$5,000
Legal and accounting fees and expenses	$100,000
Total	$107,892

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits our board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of us, or serving or having served, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

We have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, and against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of the company. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officer, employees or agents in which indemnification would be required or permitted. We believe provisions in our certificate of incorporation and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 16. Exhibits.

Exhibit No.	Description
5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Rotenberg & Co., LLP.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on the 30th day of July, 2007.

SYNUTRA INTERNATIONAL, INC.

By:	/S/ Liang Zhang
Liang Zhang Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ Liang Zhang	Chief Executive Officer and Chairman	July 30, 2007
Liang Zhang	(Principal Executive Officer)

/S/ Jibin Zhang	Chief Financial Officer (Principal Financial and	July 30, 2007
Jibin Zhang	Accounting Officer)

/S/ Jinrong Chen	Director	July 30, 2007
Jinrong Chen

/S/ Yiu-Chun Chan	Director	July 30, 2007
Yiu-Chun Chan

/S/ Lawrence Lee	Director	July 30, 2007
Lawrence Lee

/S/ Willie Wu	Director	July 30, 2007
Willie Wu

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Rotenberg & Co., LLP.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).